EXHIBIT 77(0)  Morgan Stanley Dean Witter Select
Dimensions Investment Series
               10f-3 Transactions (part2)
               For Quarters Ended October 20, 1999-
December 31, 1999
[S]                       [C]      [C]      [C]
[C]    [C]         [C]         [C]

TOTAL

NUMBER              ISSUED
SECURITY                           DATE     PRICE
SHARES   % OF       PRINCIPAL       % PURCHASED
                                            per share
ASSETS     AMOUNT              BY FUND   BROKER
     American Opportunities Portfolio
Cacheflow                        11/18/99  $ 24.00
3,400    0.013%  $   120,000,000.00     0.068%
Thomas Weisel Partners
Entercom Communications          09/30/99  $ 36.00
41,000    0.290%  $   288,000,000.00     0.514%    CS
First Boston
Extreme Networks, Inc.           10/19/99  $ 77.00
5,000    0.298%  $   500,500,000.00     0.077%
Thomas Weisel Partners
Freemarkets Inc.                 12/09/99  $ 48.00
3,200    0.022%  $   172,800,000.00     0.089%
Goldman Sachs
Martha Stewart Living            10/18/99  $ 18.00
10,000    0.036%  $   129,600,000.00     0.139%    DLJ
Metasolv Software                11/17/99  $ 19.00
2,100    0.002%  $    95,000,000.00     0.042%
Soundview
Sapient Corporation              11/15/99  $ 78.00
15,000    0.193%  $   273,000,000.00     0.429%
Goldman Sachs
Vignette Corporation             12/09/99  $139.88
13,100    0.266%  $   405,637,500.00     0.452%
Piper Jaffray
     Developing Growth Portfolio
Aether Systems Inc.              10/20/99  $ 16.00
1,500    0.024%  $    96,000,000.00     0.025%
Merrill Lunch
Agilent Technologies             11/17/99  $ 30.00
9,600    0.244%  $ 2,160,000,000.00     0.013%
Hambrecht & Quist
Breakaway Solutions              10/05/99  $ 14.00
2,500    0.035%  $    42,000,000.00     0.083%    Dain
Rauscher
Cacheflow                        11/18/99  $ 24.00
600    0.011%  $   120,000,000.00     0.012%    Goldman
Sachs
Charter Communications           11/08/99  $ 19.00
14,150    0.227%  $ 3,230,000,000.00     0.008%
Goldman Sachs
Epedior                          12/15/99  $ 19.00
1,000    0.238%  $   162,165,000.00     0.012%    DLJ
Expedia Inc.                     11/09/99  $ 14.00
1,300    0.020%  $    72,800,000.00     0.025%
Goldman Sachs
Illuminet                        10/07/99  $ 19.00
1,300    0.024%  $    74,100,000.00     0.033%
BancBoston RS
Immersion Corp.                  11/12/99  $ 12.00
2,200    0.022%  $    51,000,000.00     0.052%
Hambrecht & Quist
Intertrust Technologies          10/26/99  $ 18.00
5,500    0.097%  $   117,000,000.00     0.085%    CS
First Boston
Martha Stewart Living            10/18/99  $ 18.00
1,900    0.036%  $   129,600,000.00     0.026%    DLJ
Mcafee.com                       12/01/99  $ 12.00
3,100    0.028%  $    75,000,000.00     0.050%
Thomas Weisel Partners
MCK Communications               10/22/99  $ 16.00
3,900    0.061%  $    54,400,000.00     0.115%
Robertson Stephens
Metasolv Software                11/17/99  $ 19.00
3,100    0.045%  $    95,000,000.00     0.062%
Soundview
NDS                              11/02/99  $ 20.00
4,000    0.062%  $   180,000,000.00     0.044%
Merrill Lynch
Radio Unica Communications       10/19/99  $ 16.00
4,000    0.066%  $   109,440,000.00     0.058%
Salomon Smith Barney
Spanish Broadcasting Systems     10/27/99  $ 20.00
9,100    0.177%  $   435,748,000.00     0.042%
Lehman Brothers
Tularik Company                  12/09/99  $ 14.00
6,200    0.061%  $    97,300,000.00     0.089%
Lehman Brothers





**Price in Euros